UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 4, 2009

H.J. HEINZ COMPANY
(Exact name of registrant as specified in its charter)

Pennsylvania	1-3385	25-0542520
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1 PPG Place, Suite 3100, Pittsburgh, Pennsylvania	15222
(Address of principal executive offices)	(Zip Code)

412-456-5700
(Registrant’s telephone number, including area code)

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.     Other Events.

On August 4, 2009, H. J. Heinz Company (the “Company”) announced the results, upon expiration of the early participation period, of its offer to exchange 7.125% Guaranteed Notes due 2039 (“7.125% Guaranteed Notes”) of its subsidiary H. J. Heinz Finance Company (“Heinz Finance”), fully, unconditionally and irrevocably guaranteed by the Company, and cash, for any and all outstanding 15.590% Dealer Remarketable SecuritiesSM (“Drs.”) issued by the Company and Heinz Finance, as co-obligors, due December 1, 2020.

A total of $681,000,000 aggregate principal amount of Drs. have been validly submitted and accepted for exchange at or prior to the early exchange date, corresponding to 85% of the total outstanding amount of the Drs.

The 7.125% Guaranteed Notes and the guarantees thereon have not been, and will not be, registered under the Securities Act of 1933, as amended, or any state securities laws and may not be offered or sold absent registration or an applicable exemption from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws.

Item 9.01.     Financial Statements and Exhibits.

(d)	Exhibits.
Exhibit No.	Description
Exhibit 99.1	Press release of the Company dated August 4, 2009

SIGNATURE

Pursuant to the requirements of the Exchange Act, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

H.J. Heinz Company

	By:	/s/ Arthur B. Winkleblack
	Name:	Arthur B. Winkleblack
	Title:	Executive Vice President and Chief Financial
Officer

Dated: August 6, 2009